Exhibit 10.8

EXECUTION COPY

SECURITY AGREEMENT
(with respect to the Revolving Credit Agreement)

made by

SERVICEMASTER CONSUMER SERVICES LIMITED PARTNERSHIP,
as Pledgor

and

THE SERVICEMASTER COMPANY
(with respect to Sections 9.15 and 9.16 only)

in favor of

CITIBANK, N.A.,
as Administrative Agent and as Revolving Credit Collateral Agent

Dated as of July 24, 2007

9.8	Severability	18
9.9	Section Headings	18
9.10	Integration	18
9.11	GOVERNING LAW	18
9.12	Submission to Jurisdiction; Waivers	18
9.13	Acknowledgments	19
9.14	WAIVER OF JURY TRIAL	19
9.15	Additional Pledgors	19
9.16	Releases	20
9.17	Judgment	21

SCHEDULES

1         Notice Address of Pledgor

2

SECURITY AGREEMENT

(with respect to the Revolving Credit Agreement)

SECURITY AGREEMENT, dated as of July 24, 2007, made by ServiceMaster Consumer Services Limited Partnership (the “Pledgor”) and (with respect to Sections 9.15 and 9.16 only) the Parent Borrower (as defined below), in favor of CITIBANK, N.A., as collateral agent (in such capacity, the “Revolving Credit Collateral Agent”) and administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions (collectively, the “Lenders”; individually, a “Lender”) from time to time parties to the Revolving Credit Agreement described below.

W I T N E S S E T H :

WHEREAS, pursuant to that certain Revolving Credit Agreement, dated as of the date hereof (as amended, amended and restated, waived, supplemented or otherwise modified from time to time, together with any agreement extending the maturity of, or restructuring, refunding, refinancing or increasing the Indebtedness under such agreement or any successor agreements, the “Revolving Credit Agreement”), among the Parent Borrower, the U.S. Subsidiary Borrowers (together with the Parent Borrower, the “U.S. Borrowers”), the Foreign Subsidiary Borrowers (as defined in the Revolving Credit Agreement) from time to time party thereto (together with the U.S. Borrowers, the “Borrowers”), the Lenders, Citibank, N.A., as Administrative Agent and Revolving Credit Collateral Agent, and the other parties party thereto, the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to that certain Credit Agreement, dated as of the date hereof (as amended, amended and restated, waived, supplemented or otherwise modified from time to time, together with any agreement extending the maturity of, or restructuring, refunding, refinancing or increasing the Indebtedness under such agreement or any successor agreements, the “Term Loan Credit Agreement”), among the Parent Borrower (as successor by merger to CDRSVM Acquisition Co., a Delaware corporation), the several banks and other financial institutions from time to time parties thereto (as further defined in the Term Loan Credit Agreement, the “Term Loan Lenders”), Citibank, N.A., as administrative agent (in its specific capacity as administrative agent, the “Term Loan Administrative Agent”), and collateral agent (in its specific capacity as collateral agent, the “Term Loan Collateral Agent”) for the Term Loan Lenders thereunder, and the other parties party thereto, the Term Loan Lenders have severally agreed to make extensions of credit to the Parent Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to that certain Security Agreement, dated as of the date hereof, (as amended, amended and restated, waived, supplemented or otherwise modified from time to time, the “Term Loan Security Agreement”) among the Pledgor, the Term Loan Administrative Agent and the Term Loan Collateral Agent, the Pledgor has granted a Lien to the Term Loan Collateral Agent for the benefit of the Secured Parties (as defined therein) on the Pledged Collateral (as defined therein);

WHEREAS, the Revolving Credit Collateral Agent, the Administrative Agent, the Term Loan Collateral Agent and the Term Loan Administrative Agent have entered into an Intercreditor

Agreement, acknowledged by the Parent Borrower, Holdings and certain Subsidiaries of the Parent Borrower, dated as of the date hereof (as amended, amended and restated, waived, supplemented or otherwise modified from time to time (subject to Section 9.1 hereof), the “Intercreditor Agreement”);

WHEREAS, the Pledgor is a wholly owned subsidiary of the Parent Borrower, and the Borrowers and the Pledgor are members of an affiliated group of companies and are engaged in related businesses, and the Pledgor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Revolving Credit Agreement; and

WHEREAS, it is a condition to the obligation of the Lenders to make their respective extensions of credit under the Revolving Credit Agreement that the Pledgor shall execute and deliver this Agreement to the Revolving Credit Collateral Agent for the benefit of the Secured Parties.

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Revolving Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, and in consideration of the receipt of other valuable consideration (which receipt is hereby acknowledged), the Pledgor hereby agrees with the Administrative Agent and the Revolving Credit Collateral Agent, for the ratable benefit of the Secured Parties (as defined below), as follows:

SECTION 1     DEFINED TERMS

1.1                         Definitions

(a)                                  Unless otherwise defined herein, terms defined in the Revolving Credit Agreement and used herein shall have the meanings given to them in the Revolving Credit Agreement.

(b)                                 The following terms shall have the following meanings:

“Additional Agent”:  as defined in the Intercreditor Agreement.

“Additional Collateral Documents”:  as defined in the Intercreditor Agreement.

“Additional Obligations”:  as defined in the Intercreditor Agreement.

“Administrative Agent”:  as defined in the preamble hereto.

“Agent”:  as defined in the Intercreditor Agreement.

“Agreement”:  this Security Agreement, as the same may be amended, restated, supplemented, waived or otherwise modified from time to time.

“Applicable Law”:  as defined in Section 9.8 hereof.

“Bank Products Agreement”:  any agreement pursuant to which a bank or other financial institution agrees to provide treasury or cash management services (including, without limitation,

controlled disbursements, automated clearinghouse transactions, return items, netting, overdrafts, debit or purchase cards and interstate depository network services).

“Bankruptcy Case”:  (i) Holding or any of its Subsidiaries commencing any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Holding, the Parent Borrower or any of the Parent Borrower’s Subsidiaries making a general assignment for the benefit of its creditors; or (ii) there being commenced against Holding, the Parent Borrower or any of the Parent Borrower’s Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days.

“Borrower”:  as defined in the recitals hereto.

“Code”:  the Uniform Commercial Code as from time to time in effect in the State of New York.

“Collateral Account Bank”:  [                                                    ], an Affiliate thereof or another bank which at all times is a Lender as selected by the Pledgor and consented to in writing by the Revolving Credit Collateral Agent (such consent not to be unreasonably withheld or delayed).

“Collateral Proceeds Account”:  shall mean a non-interest bearing cash collateral account established and maintained by the Pledgor at an office of the Collateral Account Bank in the name, and in the sole dominion and control of, the Revolving Credit Collateral Agent for the benefit of the Secured Parties.

“Credit Agreement”:  has the meaning provided in the recitals hereto.

“Existing Notes Indenture”:  the Indenture between The ServiceMaster Company Limited Partnership, as issuer, and ServiceMaster Limited Partnership, as guarantor, and the Existing Notes Trustee, dated as of August 15, 1997, as supplemented by the First Supplemental Indenture thereto, between the same parties, dated as of August 15, 1997, the Second Supplemental Indenture thereto, between the Parent Borrower, as successor by merger to The ServiceMaster Company Limited Partnership and ServiceMaster Limited Partnership, and the Existing Notes Trustee, dated as of January 1, 1998, the Third Supplemental Indenture thereto, between the Parent Borrower and the Existing Notes Trustee, dated as of March 2, 1998 and the Fourth Supplemental Indenture, between the Parent Borrower and the Existing Notes Trustee, dated as of August 10, 1999, as in effect on the Closing Date.

“Existing Notes Trustee” shall mean  The Bank of New York, successor to Harris Trust and Savings Bank, as trustee under the Existing Notes Indenture.

“first priority”:  with respect to any Lien purported to be created by this Agreement, that such Lien is the most senior Lien to which such Collateral is subject (subject to Permitted Liens).

“Holding”:  CDRSVM Holding, Inc., a Delaware corporation.

“Intercreditor Agreement”:  as defined in the recitals hereto.

“Lender”:  as defined in the preamble hereto.

“Management Loans”:  Indebtedness (including any extension, renewal or refinancing thereof) outstanding at any time incurred by any Management Investors in connection with any purchases by them of Management Stock, which Indebtedness is entitled to the benefit of any Management Guarantee of the Parent or any of its Subsidiaries.

“Maximum Aggregate Secured Amount”:  as defined in Section 3.2(a) hereof.

“Maximum Secured Amount”:   the Secured Parties’ pro rata share of the Maximum Aggregate Secured Amount, determined as of any date according to the respective outstanding principal amounts of Obligations, Term Loan Obligations and any Additional Obligations, in each case as of such date, in accordance with the Intercreditor Agreement.

“Non-Lender Secured Parties”:  the collective reference to any person who, at the time of entering into any Interest Rate Agreement, Currency Agreement, Commodities Agreement or Banks Products Agreement or Management Loan secured hereby, was a Lender or an affiliate of any Lender and their respective successors and assigns.

“Obligations”:  as defined in the Guarantee and Collateral Agreement.

“Pledged Collateral”:  the Pledged Note, any amounts on deposit in the Collateral Proceeds Account from time to time and any Proceeds of any of the foregoing.

“Pledged Note”:  (i) that promissory note, dated as of [                    ], made by The Terminix International Company Limited Partnership in favor of the Pledgor in an original principal amount of $100,000,000, and (ii) any promissory note that may be pledged by Pledgor in future pursuant to Section 5.2(b) in substitution for, or in addition to, the promissory note described in clause (i).

“Pledgor”:  as defined in the preamble hereto.

“Proceeds”:  all “proceeds” as such term is defined in Section 9-102(a)(64) of the Uniform Commercial Code in effect in the State of New York on the date hereof.

“Restricted Assets Collateral Documents”:  as defined in the Intercreditor Agreement.

“Revolving Credit Agreement”:  as defined in the recitals hereto.

“Revolving Credit Collateral Agent”:  as defined in the recitals hereto.

“Secured Creditor Collateral Account”:  as defined in subsection 5.2.

“Secured Creditors”: as defined in the Intercreditor Agreement.

“Secured Parties”:  as defined in the Guarantee and Collateral Agreement.

“Term Loan Administrative Agent”:  as defined in the recitals hereto.

“Term Loan Collateral Agent”:  as defined in the recitals hereto.

“Term Loan Lenders”:  as defined in the recitals hereto.

“Term Loan Obligations”:  as defined in the Intercreditor Agreement.

1.2                         Other Definitional Provisions

(a)                                  The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Annex references are to this Agreement unless otherwise specified.

(b)                                 The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)                                  All references in this Agreement to any of the property described in the definition of the term  “Pledged Collateral” or to any Proceeds thereof, shall be deemed to be references thereto only to the extent the same constitute Pledged Collateral.

SECTION 2     [Reserved]

SECTION 3     GRANT OF SECURITY INTEREST

3.1                         Pledged Collateral

The Pledgor hereby grants to the Revolving Credit Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in the Pledged Note, any amounts on deposit in the Collateral Proceeds Account from time to time, and any Proceeds of any of the foregoing, as collateral security for the prompt and complete performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of the Pledgor except as provided in (and subject to the limitations of) subsection 3.2.

3.2                         Limitation on Grant; Certain Exceptions

(a)                                  Notwithstanding any other provision hereof, the maximum aggregate principal or face amount of Obligations secured by the Pledged Collateral (1) shall not exceed the Maximum Secured Amount and (2) when aggregated with the aggregate principal or face amount of all Term Loan Obligations and all Additional Obligations secured by the Pledged Collateral, shall be limited to the lesser of (A)(i) 10% of Consolidated Net Worth as defined in, and determined as of the date hereof in accordance with, the Existing Notes Indenture, less (ii) $10,000,000 and (B) such amount as is permitted under Section 5.03(b) of the Existing Notes Indenture to be secured without giving rise to a requirement that the Existing Notes be equally and ratably secured pursuant to Section 5.03 of the Existing Notes Indenture (the “Maximum Aggregate Secured Amount”); provided that

(x)                                    if the Existing Indenture ceases to be in full force and effect as a result of the satisfaction and discharge thereof in accordance with its terms, then the principal or face amount of Obligations secured by the Pledged Collateral hereunder shall be equal to the aggregate principal or face amount of the Obligations outstanding, and

(y)                                  if the Pledgor grants a Lien (other than any Lien arising pursuant to or by reason of any Loan Document) to any Person on the Pledged Collateral resulting in the Existing Notes being equally and ratably secured by the Pledged Collateral pursuant to Section 5.03 of the Existing Notes Indenture, then the principal or face amount of Obligations secured by the Pledged Collateral hereunder shall be equal to the aggregate principal or face amount of the Obligations outstanding for so long as the Existing Notes are so equally and ratably secured (provided that any Lien granted to the Collateral Agent or any other Secured Party as a result of this clause (y) shall be automatically released once such Lien is no longer outstanding).

(b)                                 The Pledgor agrees that it will not knowingly and voluntarily grant any Lien to any Person other than any Agent or Secured Creditor on the Pledged Collateral that, to the actual knowledge of a Responsible Officer of the Pledgor at the time of such grant, would, pursuant to clause (B) of the preceding subsection 3.2(a), result in the maximum aggregate principal or face amount of Obligations secured by the Pledged Collateral (when aggregated with the aggregate principal or face amount of all Term Loan Obligations and all Additional Obligations secured by the Pledged Collateral) that is permitted under Section 5.03(b) of the Existing Notes Indenture to be secured without giving rise to a requirement that the Existing Notes be equally and ratably secured pursuant to Section 5.03 of the Existing Notes Indenture, to be less than (i) 10% of Consolidated Net Worth as defined in, and determined as of the date hereof in accordance with, the Existing Notes Indenture, less (ii) $10,000,000.

(c)                                  It is the express intention of the Pledgor, the Revolving Credit Collateral Agent, and the other Secured Parties to comply with Section 5.03 of the Existing Notes Indenture without triggering the requirement that the Existing Notes be equally and ratably secured by any of the Pledged Collateral.  In furtherance of the foregoing, and notwithstanding anything to the contrary in this Agreement, (x) nothing in this Agreement shall require the Pledgor to take or cause to be taken any action as a result of which the Existing Notes would be required to be equally and ratably secured pursuant to Section 5.03 of the Existing Notes Indenture, (y) any security interest or Lien arising or existing hereunder that would give rise to such requirement shall be void ab initio, and shall be of no force or effect, immediately upon any determination in good faith by the Pledgor that such requirement would otherwise exist (in which event the Pledgor shall notify the Revolving Credit Collateral Agent of such determination), and (z) the Revolving Credit Collateral Agent and each other Secured Party shall promptly take such actions to evidence the absence or termination of any security interest or Lien that would give rise to such requirement, or that arises as a result of any Lien referred to in clause (y) of clause (a) of this subsection 3.2, as the Pledgor may reasonably request.

3.3                         Intercreditor Relations

Notwithstanding anything herein to the contrary, it is the understanding of the parties that the Liens granted pursuant to subsection 3.1 hereof shall (x) prior to the Discharge of Term Loan Obligations (as defined in the Intercreditor Agreement), be pari passu and equal in priority to the Liens granted to the Term Loan Collateral Agent for the benefit of the holders of the Term Loan Obligations to secure the Term Loan Obligations pursuant to the applicable Term Loan Document (as defined in the Intercreditor Agreement) and (y) prior to the Discharge of Additional Obligations (as defined in the Intercreditor Agreement), be pari passu and equal in priority to the Liens granted to any Additional Agent for the benefit of the holders of the applicable Additional Obligations to secure such Additional Obligations pursuant to the applicable Additional Collateral Documents (as defined in the Intercreditor Agreement).  The Revolving Credit Collateral Agent acknowledges and agrees that the relative priority of such Liens granted to the Revolving Credit Collateral Agent, the Term Loan Collateral Agent and any Additional Agent may be determined solely pursuant to the Intercreditor Agreement, and not by priority as a matter of law or otherwise.  Notwithstanding anything herein to the contrary, the Liens and security interest granted to the Revolving Credit Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Revolving Credit Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control as among the Revolving Credit Collateral Agent, the Term Loan Collateral Agent and any Additional Agent, provided that the limitation in subsection 3.2 shall always apply.  Notwithstanding any other provision hereof, subject to the terms of the Intercreditor Agreement, (x) for so long as any Term Loan Obligations remain outstanding, any obligation hereunder to physically deliver to the Revolving Credit Collateral Agent any Pledged Collateral may be satisfied by causing such Pledged Collateral to be physically delivered to the Term Loan Collateral Agent to be held in accordance with the Intercreditor Agreement and (y) for so long as any Additional Obligations remain outstanding, any obligation hereunder to physically deliver to the Revolving Credit Collateral Agent any Pledged Collateral may be satisfied by causing such Pledged Collateral to be physically delivered to any Additional Agent to be held in accordance with the Intercreditor Agreement.

SECTION 4     REPRESENTATIONS AND WARRANTIES

To induce the Revolving Credit Collateral Agent, the Administrative Agent and the Lenders to enter into the Revolving Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, the Pledgor hereby represents and warrants to the Revolving Credit Collateral Agent and each other Secured Party that, in each case after giving effect to the Transactions:

4.1                         Title; No Other Liens.  The Pledgor is the record and beneficial owner of, and has good title to, the Pledged Note, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and Liens arising by operation of law or permitted by the Revolving Credit Agreement (or described in the definition of “Permitted Lien” in the Revolving Credit Agreement).

4.2                         Perfected Liens.

(a)                                  This Agreement is effective to create, as collateral security for the Obligations of the Pledgor to the extent described in subsection 3.2, valid and enforceable Liens on the Pledgor’s Pledged Collateral in favor of the Revolving Credit Collateral Agent for the benefit of the Secured Parties, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditor’s rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(b)                                 Upon completion of the Filings and the delivery to and continuing possession by the Revolving Credit Collateral Agent of the Pledged Note, the Lien created in the Pledged Note pursuant to this Agreement will constitute a valid Lien on and perfected security interest in the Pledged Collateral in favor of the Revolving Credit Collateral Agent for the benefit of the Secured Parties, and will be prior to all other Liens of all other Persons other than Permitted Liens, and enforceable as such as against all other Persons other than Ordinary Course Transferees, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) or by an implied covenant of good faith and fair dealing.  As used in this subsection 4.2, the following terms shall have the following meanings:

“Filings”:  the filing or recording of (i) the Financing Statements as set forth in Schedule 3 and (ii) any filings after the Closing Date in any other jurisdiction as may be necessary under any Requirement of Law.

“Financing Statements”:  the financing statements delivered to the Revolving Credit Collateral Agent by the Pledgor on the Closing Date for filing in the jurisdictions listed in Schedule 4.

“Ordinary Course Transferees”:  (i) with respect to goods only, buyers in the ordinary course of business and lessees in the ordinary course of business to the extent provided in Section 9-320(a) and 9-321 of the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction, (ii) with respect to general intangibles only, licensees in the ordinary course of business to the extent provided in Section 9-321 of the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction and (iii) any other Person who is entitled to take free of the Lien pursuant to the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

“Permitted Liens”:  Liens permitted pursuant to the Loan Documents, including, without limitation, those permitted to exist pursuant to subsection 7.2 of the Revolving Credit Agreement.

SECTION 5     COVENANTS

5.1                         Maintenance of Security Interest.  The Pledgor covenants and agrees with the Revolving Credit Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the earliest to occur of (i) the Loans, any Reimbursement Obligations and all other Obligations then due and owing shall have been paid in full in cash and no Letter of Credit shall be outstanding (except for Letters of Credit that have been cash collateralized in a manner reasonably satisfactory to the Issuing Bank), (ii) all the Capital Stock of the Pledgor shall have been sold or otherwise disposed of (to a Person other than the Parent Borrower or a Restricted Subsidiary) as permitted under the terms of the Revolving Credit Agreement, (iii) the designation of the Pledgor as an Unrestricted Subsidiary or (iv) the Liens created pursuant to this agreement are released as contemplated by subsection 9.16, the Pledgor shall maintain the security interest created by this Agreement in the Pledgor’s Pledged Collateral as a security interest having at least the perfection and priority described in subsection 4.2.  At any time and from time to time, upon the written request of the Revolving Credit Collateral Agent and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Revolving Credit Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted by the Pledgor.

5.2                         Maintenance of Value of Collateral

(a)                                  In the event that the Pledgor shall receive any payment of principal of the Pledged Note, the Pledgor may at its election, so long as no Event of Default specified in Section 8(f) of the Revolving Credit Agreement shall have occurred and be continuing, cause such amount to be held on deposit in the Collateral Proceeds Account (or any other account maintained for the benefit of of any Agent or any Secured Creditor under any other Restricted Assets Collateral Document relating to the Pledged Note (any such other account, a “Secured Creditor Collateral Account”)) or disbursed (either directly or after having been held in the Collateral Proceeds Account or such Secured Creditor Collateral Account) to the Pledgor and used for any purpose not restricted by the Revolving Credit Agreement.  In furtherance of the foregoing, the Revolving Credit Collateral Agent agrees to cause any amounts to which the Pledgor may be entitled under this Section 5.2(a) to be released from the Collateral Proceeds Account promptly upon the Pledgor’s request.

(b)                                 In the event that (i) the Pledged Note is released pursuant to Section 9.16(b) or (c) or (ii) the outstanding principal amount of the Pledged Note plus the amount, if any, on deposit in the Collateral Proceeds Account plus the amount, if any, on deposit in all Secured Creditor Collateral Accounts, is less than $99,000,000, the Revolving Credit Collateral Agent shall have the right (subject to Section 9.15) to require the Pledgor to pledge another promissory note of an obligor Subsidiary reasonably satisfactory to the Revolving Credit Collateral Agent (or, if the Pledgor so elects, to deposit an additional amount in the Collateral Proceeds Account or any other Secured Creditor Collateral Account) in addition to, or in substitution for, the Pledged Note being held as part of the Pledged Collateral such that, after giving effect to such pledge (or deposit) and (if applicable) substitution, the outstanding principal amount of the Pledged Note plus the amount, if any, on deposit in the Collateral Proceeds Account, plus the amount, if any, on deposit in all Secured Creditor Collateral Accounts, will be equal to $100,000,000.  Any such pledge shall be effected by the Pledgor entering into an appropriate supplement to this Agreement, executed by the Pledgor and describing the newly pledged note, whereupon such note will be a Pledged Note hereunder.

SECTION 6     REMEDIAL PROVISIONS

6.1                         Proceeds to be Turned Over to the Revolving Credit Collateral Agent.  In each case subject to subsection 3.2,  if an Event of Default specified in subsection 8(f) of the Revolving Credit Agreement shall occur and be continuing, and the Revolving Credit Collateral Agent shall have instructed the Pledgor to do so, all Proceeds of Collateral received by the Pledgor consisting of cash, checks and other Cash Equivalent items up to an amount not to exceed, when aggregated with all other amounts so held and all other amounts paid, paid over to or collected or otherwise received by any Agent or any Secured Creditor at any time (upon the exercise of remedies or otherwise) pursuant to or in connection with this Agreement, any other Restricted Assets Collateral Document or the Pledged Collateral, the Maximum Aggregate Secured Amount, shall be held by the Pledgor in trust for the Revolving Credit Collateral Agent and the other Secured Parties hereto, or the Term Loan Collateral Agent and the other Secured Parties (as defined in the Term Loan Security Agreement) or any Additional Agent and the other applicable Additional Secured Parties (as defined in the Intercreditor Agreement), as applicable, in accordance with the terms of the Intercreditor Agreement, segregated from other funds of the Pledgor, and shall, forthwith upon receipt by the Pledgor, be turned over to the Revolving Credit Collateral Agent, or the Term Loan Collateral Agent or any Additional Agent, as applicable, in accordance with the terms of the Intercreditor Agreement (or their respective agents appointed for purposes of perfection), in the exact form received by the Pledgor.  All Proceeds of Pledged Collateral received by the Revolving Credit Collateral Agent hereunder in an amount not to exceed, when aggregated with all other amounts paid, paid over to or collected or otherwise received by any Agent or any Secured Creditor at any time (upon the exercise of remedies or otherwise) pursuant to or in connection with this Agreement, any other Restricted Assets Collateral Document or the Pledged Collateral, the Maximum Aggregate Secured Amount, shall be held by the Revolving Credit Collateral Agent in the relevant Collateral Proceeds Account, in each case subject to subsection 3.2.  All such Proceeds of Pledged Collateral while held by the Revolving Credit Collateral Agent in such Collateral Proceeds Account (or by the Pledgor in trust for the Revolving Credit Collateral Agent and the other Secured Parties) shall continue to be held as collateral security for all the Obligations of the Pledgor and shall not constitute payment thereof until applied as provided in subsection 6.2, in each case subject to subsection 3.2.

6.2                         Application of Proceeds

It is agreed that if an Event of Default specified in subsection 8(f) of the Revolving Credit Agreement shall occur and be continuing, any and all Proceeds of the Pledged Collateral received by the Revolving Credit Collateral Agent (whether from the Pledgor or otherwise) in an amount not to exceed, when aggregated with all other amounts paid, paid over to or collected or otherwise received by any Agent or any Secured Creditor at any time (upon the exercise of remedies or otherwise)  pursuant to or in connection with this Agreement, any other Restricted Assets Collateral Document or the Pledged Collateral, the Maximum Aggregate Secured Amount, shall be held by the Revolving Credit Collateral Agent for the benefit of the Secured Parties as collateral security for the Obligations of the Pledgor (whether matured or unmatured), and/or then or at any time thereafter may, in the sole discretion of the Revolving Credit Collateral Agent, be applied by the Revolving Credit Collateral Agent against the Obligations of the Pledgor then due and owing in the order of priority set forth in the Intercreditor Agreement, in each case subject to subsection 3.2, with the excess, if any, to be paid over to the Pledgor.

6.3                         Code and Other Remedies

In each case subject to subsection 3.2, if an Event of Default specified in subsection 8(f) of the Revolving Credit Agreement shall occur and be continuing:

The Revolving Credit Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations to the extent permitted by applicable law, all rights and remedies of a secured party under the Code or any other applicable law.  Without limiting the generality of the foregoing, to the extent permitted by applicable law, the Revolving Credit Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances, forthwith (subject to the terms of any documentation governing any Special Purpose Financing) collect, receive, appropriate and realize upon the Pledged Collateral, or any part thereof, and/or may forthwith, subject to any existing reserved rights or licenses, sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Pledged Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Revolving Credit Collateral Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Revolving Credit Collateral Agent or any other Secured Party shall have the right, to the extent permitted by law, upon any such sale or sales, to purchase the whole or any part of the Pledged Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived and released.  The Pledgor further agrees, at the Revolving Credit Collateral Agent’s request (subject to the terms of any documentation governing any Special Purpose Financing), to assemble the Pledged Collateral and make it available to the Revolving Credit Collateral Agent at places which the Revolving Credit Collateral Agent shall reasonably select, whether at the Pledgor’s premises or elsewhere.  The Revolving Credit Collateral Agent shall apply the proceeds of any action taken by it pursuant to this subsection 6.3 up to an amount not to exceed, when aggregated with all other amounts paid, paid over to or collected or otherwise received by any Agent or any Secured Creditor at any time (upon the exercise of remedies or otherwise) pursuant to or in connection with this Agreement, any other Restricted Assets Collateral Document or the Pledged Collateral, the Maximum Aggregate Secured Amount, to all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Pledged Collateral or in any way relating to the Pledged Collateral or the rights of the Revolving Credit Collateral Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, and then to the payment in whole or in part of the Obligations of the Pledgor then due and owing, in the order of priority specified in subsection 6.2 above, and only after such application and after the payment by the Revolving Credit Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the Code, need the Revolving Credit Collateral Agent account for the surplus, if any, to the Pledgor.  To the extent permitted by applicable law, (i) the Pledgor waives all claims, damages and demands it may acquire against the Revolving Credit Collateral Agent or any other Secured Party arising out of the repossession, retention or sale of the Pledged Collateral, other than any such claims, damages and demands that may arise from the gross negligence or willful misconduct of any of the Revolving Credit Collateral Agent or such other Secured Party, and (ii) if any notice of a proposed sale or other disposition of the Pledged Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

6.4                         Excess Paid Over

If at any time the Administrative Agent, the Revolving Credit Collateral Agent or any other Secured Party is paid, or collects or receives, at any time (upon the exercise of remedies or otherwise) an amount that exceeds, when aggregated with all other amounts paid, paid over to or collected or otherwise received by any Agent or any Secured Creditor at any time (upon the exercise of remedies or otherwise) pursuant to or in connection with this Agreement, any other Restricted Assets Collateral Document or the Pledged Collateral, the Maximum Aggregate Secured Amount, such Agent or such Secured Party, as the case may be, shall promptly deliver such excess to the Parent Borrower, for the benefit of the Pledgor.

SECTION 7     THE COLLATERAL AGENT

7.1                         Collateral Agent’s Appointment as Attorney-in-Fact, etc.

(a)                                  The Pledgor hereby irrevocably constitutes and appoints the Revolving Credit Collateral Agent and any authorized officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be reasonably necessary or desirable to accomplish the purposes of this Agreement to the extent permitted by applicable law, subject to subsection 3.2, provided that the Revolving Credit Collateral Agent agrees not to exercise such power except upon the occurrence and during the continuance of an Event of Default specified in subsection 8(f) of the Revolving Credit Agreement.  Without limiting the generality of the foregoing, at any time when an Event of Default specified in subsection 8(f) of the Revolving Credit Agreement has occurred and is continuing (in each case to the extent permitted by applicable law), subject to subsection 3.2, (x) the Pledgor hereby gives the Revolving Credit Collateral Agent the power and right, on behalf of the Pledgor, without notice or assent by the Pledgor, to execute, in connection with any sale provided for in subsection 6.3, any indorsements, assessments or other instruments of conveyance or transfer with respect to the Pledged Collateral.

(b)                                 The reasonable expenses of the Revolving Credit Collateral Agent incurred in connection with actions undertaken as provided in this subsection 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due ABR Loans, from the date of payment by the Revolving Credit Collateral Agent to the date reimbursed by the Pledgor, shall be payable by the Pledgor to the Revolving Credit Collateral Agent on demand.

(c)                                  The Pledgor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable as to the Pledgor until this Agreement is terminated, and the security interests in the Pledged Collateral of the Pledgor created hereby are released.

7.2                         Duty of Collateral Agent

The Revolving Credit Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Pledged Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Revolving Credit Collateral Agent deals with similar property for its own account.  None of the Revolving Credit Collateral Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Pledged Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Pledged Collateral upon the request of the Pledgor or any other Person or, except as otherwise provided herein, to take any other action whatsoever with regard to the Pledged Collateral or any part thereof.  The powers conferred on the Revolving Credit Collateral Agent and the other Secured Parties hereunder are solely to protect the Revolving Credit Collateral Agent’s and the other Secured Parties’ interests in the Pledged Collateral and shall not impose any duty upon the Revolving Credit Collateral Agent or any other Secured Party to exercise any such powers.  The Revolving Credit Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Pledgor for any act or failure to act hereunder, except as otherwise provided herein or for their own gross negligence or willful misconduct.

7.3                         Financing Statements

Pursuant to any applicable law, the Pledgor authorizes the Revolving Credit Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Pledged Collateral without the signature of the Pledgor in such form and in such filing offices as the Revolving Credit Collateral Agent reasonably determines appropriate to perfect the security interests of the Revolving Credit Collateral Agent under this Agreement.  The Pledgor authorizes the Revolving Credit Collateral Agent to use the collateral description “all personal property” or “all assets” in any such financing statements.  The Revolving Credit Collateral Agent agrees to notify the Pledgor of any financing or continuation statement filed by it; provided that any failure to give such notice shall not affect the validity or effectiveness of any such filing.

7.4                         Authority of Collateral Agent

The Pledgor acknowledges that the rights and responsibilities of the Revolving Credit Collateral Agent under this Agreement with respect to any action taken by the Revolving Credit Collateral Agent or the exercise or non-exercise by the Revolving Credit Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement or any amendment, supplement or other modification of this Agreement shall, as between the Revolving Credit Collateral Agent and the Secured Parties, be governed by the Revolving Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Revolving Credit Collateral Agent and the Pledgor, the Revolving Credit Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Pledgor shall not shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8     NON-LENDER SECURED PARTIES

8.1                         Rights to Collateral

(a)                                  The Non-Lender Secured Parties shall not have any right whatsoever to do any of the following:  (i) exercise any rights or remedies with respect to the Collateral (such term, as used in this Section 8, having the meaning assigned to it in the Revolving Credit Agreement), including, without limitation, the right to (A) enforce any Liens or sell or otherwise foreclose on any portion of the Collateral, (B) request any action, institute any proceedings, exercise any voting rights, give any instructions, make any election, notice account debtors or make collections with respect to all or any portion of the Collateral or (C) release any Collateral from the Liens of any Security Document or consent to or otherwise approve any such release; (ii) demand, accept or obtain any Lien on any Collateral (except for Liens arising under, and subject to the terms of, this Agreement); (iii) vote in any Bankruptcy Case or similar proceeding in respect of Holding  or any of its Subsidiaries (any such proceeding, for purposes of this clause (a), a “Bankruptcy”) with respect to, or take any other actions concerning, the Collateral; (iv) receive any proceeds from any sale, transfer or other disposition of any of the Collateral (except in accordance with this Agreement); (v) oppose any sale, transfer or other disposition of the Collateral; (vi) object to any debtor-in-possession financing in any Bankruptcy which is provided by one or more Lenders among others (including on a priming basis under Section 364(d) of the Bankruptcy Code); (vii) object to the use of cash collateral in respect of the Collateral in any Bankruptcy; or (viii) seek, or object to the Lenders seeking on an equal and ratable basis, any adequate protection or relief from the automatic stay with respect to the Collateral in any Bankruptcy.

(b)                                 Each Non-Lender Secured Party, by its acceptance of the benefits of this Agreement and the other Security Documents, agrees that in exercising rights and remedies with respect to the Collateral, the Revolving Credit Collateral Agent and the Lenders, with the consent of the Revolving Credit Collateral Agent, may enforce the provisions of the Security Documents and exercise remedies thereunder and under any other Loan Documents (or refrain from enforcing rights and exercising remedies), all in such order and in such manner as they may determine in the exercise of their sole business judgment.  Such exercise and enforcement shall include, without limitation, the rights to collect, sell, dispose of or otherwise realize upon all or any part of the Collateral, to incur expenses in connection with such collection, sale, disposition or other realization and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction.  The Non-Lender Secured Parties by their acceptance of the benefits of this Agreement and the other Security Documents hereby agree not to contest or otherwise challenge any such collection, sale, disposition or other realization of or upon all or any of the Collateral.  Whether or not a Bankruptcy Case has been commenced, the Non-Lender Secured Parties shall be deemed to have consented to any sale or other disposition of any property, business or assets of Holding or any of its Subsidiaries and the release of any or all of the Collateral from the Liens of any Security Document in connection therewith.

(c)                                  Notwithstanding any provision of this subsection 8.1, the Non-Lender Secured Parties shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleadings (A) in order to prevent any Person from seeking to foreclose on the Collateral or supersede the Non-Lender Secured Parties’ claim thereto or (B) in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Non-Lender Secured Parties.

(d)                                 Each Non-Lender Secured Party, by its acceptance of the benefit of this Agreement, agrees that the Revolving Credit Collateral Agent and the Lenders may deal with the Collateral, including any exchange, taking or release of Collateral, may change or increase the amount of the Borrower Obligations and/or the Guarantor Obligations (as defined in the Guarantee and Collateral Agreement), and may release the Pledgor from its Obligations hereunder, all without any liability or obligation (except as may be otherwise expressly provided herein) to the Non-Lender Secured Parties.

8.2                         Appointment of Agent

Each Non-Lender Secured Party, by its acceptance of the benefits of this Agreement and the other Security Documents, shall be deemed irrevocably to make, constitute and appoint the Revolving Credit Collateral Agent, as agent under the Revolving Credit Agreement (and all officers, employees or agents designated by the Revolving Credit Collateral Agent) as such Person’s true and lawful agent and attorney-in-fact, and in such capacity, the Revolving Credit Collateral Agent shall have the right, with power of substitution for the Non-Lender Secured Parties and in each such Person’s name or otherwise, to effectuate any sale, transfer or other disposition of the Collateral.  It is understood and agreed that the appointment of the Revolving Credit Collateral Agent as the agent and attorney-in-fact of the Non-Lender Secured Parties for the purposes set forth herein is coupled with an interest and is irrevocable.  It is understood and agreed that the Revolving Credit Collateral Agent has appointed the Administrative Agent as its agent for purposes of perfecting certain of the security interests created hereunder and for otherwise carrying out certain of its obligations hereunder.

8.3                         Waiver of Claims

To the maximum extent permitted by law, each Non-Lender Secured Party waives any claim it might have against the Revolving Credit Collateral Agent or the Lenders with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of the Revolving Credit Collateral Agent or the Lenders or their respective directors, officers, employees or agents with respect to any exercise of rights or remedies under the Loan Documents or any transaction relating to the Collateral (including, without limitation, any such exercise described in subsection 8.1(b) above), except for any such action or failure to act which constitutes willful misconduct or gross negligence of such Person.  None of the Revolving Credit Collateral Agent or any Lender or any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Holding, any Subsidiary of Holding, any Non-Lender Secured Party or any other Person or to take any other action or forbear from doing so whatsoever with regard to the Collateral or any part thereof, except for any such action or failure to act which constitutes willful misconduct or gross negligence of such Person.

SECTION 9     MISCELLANEOUS

9.1                         Amendments in Writing

None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Revolving Credit Collateral Agent; provided that (a) any provision of this Agreement imposing obligations on the Pledgor may be waived by the Revolving Credit Collateral Agent in a written instrument executed by the Revolving Credit Collateral Agent and (b) notwithstanding anything to the contrary in subsection 10.1 of the Revolving Credit Agreement, no such waiver and no such amendment or modification shall amend, modify or waive the definition of “Secured Party” or subsection 6.2 if such waiver, amendment, or modification would adversely affect a Secured Party without the written consent of each such affected Secured Party.  For the avoidance of doubt, it is understood and agreed that any amendment, amendment and restatement, waiver, supplement or other modification of or to the Intercreditor Agreement that would have the effect, directly or indirectly, through any reference herein to the Intercreditor Agreement or otherwise, of waiving, amending, supplementing or otherwise modifying this Agreement, or any term or provision hereof, or any right or obligation of the Pledgor hereunder or in respect hereof, shall not be given such effect except pursuant to a written instrument executed by the Pledgor and the Revolving Credit Collateral Agent in accordance with this subsection 9.1.

9.2                         Notices

All notices, requests and demands to or upon the Revolving Credit Collateral Agent or the Pledgor hereunder shall be effected in the manner provided for in subsection 10.2 of the Revolving Credit Agreement; provided that any such notice, request or demand to or upon the Pledgor shall be addressed to the Pledgor at its notice address set forth on Schedule 1, unless and until the Pledgor shall change such address by notice to the Revolving Credit Collateral Agent and the Administrative Agent given in accordance with subsection 10.2 of the Revolving Credit Agreement.

9.3                         No Waiver by Course of Conduct; Cumulative Remedies

None of the Revolving Credit Collateral Agent or any other Secured Party shall by any act (except by a written instrument pursuant to subsection 9.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of the Revolving Credit Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Revolving Credit Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Revolving Credit Collateral Agent or such other Secured Party would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

9.4                         Indemnification

Each Grantor jointly and severally agrees to pay, and to save the Revolving Credit Collateral Agent, the Administrative Agent and the other Secured Parties harmless from, (x) any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Pledged Collateral or in connection with any of the transactions contemplated by this Agreement and (y) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement (collectively, the “indemnified liabilities”), in each case to the extent the Parent Borrower would be required to do so pursuant to subsection 10.5 of the Revolving Credit Agreement, and in any event excluding any taxes or other indemnified liabilities arising from gross negligence, bad faith or willful misconduct of the Revolving Credit Collateral Agent, the Administrative Agent or any other Secured Party.  The agreements in this subsection 9.4 shall survive repayment of the obligations and all other amounts payable under the Revolving Credit Agreement and the other Loan Documents.

9.5                         Successors and Assigns

This Agreement shall be binding upon and shall inure to the benefit of the Pledgor, the Revolving Credit Collateral Agent and the Secured Parties and their respective successors and assigns; provided that the Pledgor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Revolving Credit Collateral Agent.

9.6                         Counterparts

This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

9.7                         [Reserved]

9.8                         Severability

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.9                         Section Headings

The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

9.10                   Integration

This Agreement and the other Loan Documents represent the entire agreement of the Pledgor, the Revolving Credit Collateral Agent, the Administrative Agent and the other Secured Parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Pledgor, the Revolving Credit Collateral Agent or any other Secured Party relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

9.11                   GOVERNING LAW

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

9.12                   Submission to Jurisdiction; Waivers

Each party hereto hereby irrevocably and unconditionally:

(a)                                  submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)                                 consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)                                  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address referred to in subsection 9.2 or at such other address of which the Revolving Credit Collateral Agent and the Administrative Agent (in the case of any other party hereto) or the Parent Borrower (in the case of the Revolving Credit Collateral Agent and the Administrative Agent) shall have been notified pursuant thereto;

(d)                                 agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)                                  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any punitive damages.

9.13                   Acknowledgments

The Pledgor hereby acknowledges that:

(a)                                  it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)                                 none of the Revolving Credit Collateral Agent, the Administrative Agent or any other Secured Party has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Guarantors, on the one hand, and the Revolving Credit Collateral Agent, the Administrative Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)                                  no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Guarantors and the Secured Parties.

9.14                   WAIVER OF JURY TRIAL

EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

9.15                   Additional Pledgors.  In the event that the Pledgor is required or requested to furnish additional or substitute Pledged Collateral pursuant to Section 5.2(b), the Parent Borrower shall have the right, at its election, to cause another Subsidiary (in lieu of the Pledgor) to enter into a Security Agreement, in a form substantially identical to this Security Agreement (with such changes as shall be reasonably satisfactory to the Revolving Credit Collateral Agent pledging a promissory note of an obligor Subsidiary reasonably satisfactory to the Revolving Credit Collateral Agent (or, if the new pledgor so elects, causing to be deposited an amount in the “Collateral Proceeds Account” maintained under such Security Agreement) such that, after giving effect to such pledge (or deposit) and (if applicable) substitution, the outstanding principal amount of the new pledgor’s “Pledged Note” plus the amount, if any, on deposit in its “Collateral Proceeds Account” will, when added to the outstanding principal amount of the Pledged Note plus the amount, if any, on deposit in the Collateral Proceeds Account constituting Pledged Collateral hereunder plus the amount, if any, on deposit in any Secured Creditor Collateral Account, be equal to $100,000,000.  In the event that the Parent Borrower elects to exercise such election, it shall promptly deliver notice of such election in writing to the Revolving Credit Collateral Agent and the Pledgor hereunder, and upon compliance with the foregoing requirements, Pledgor shall be relieved of any further obligation to furnish additional or substitute Pledged Collateral under Section 5.2(b).

9.16                   Releases

(a)                                  At such time as the Loans and the other Obligations (other than any Obligations owing to a Non-Lender Secured Party) then due and owing shall have been paid in full and the Revolving Commitments have been terminated and no Letter of Credit shall be outstanding (except for Letters of Credit that have been cash collateralized in a manner reasonably satisfactory to the Issuing Bank), all Pledged Collateral shall be automatically released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Revolving Credit Collateral Agent and the Pledgor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Pledged Collateral shall revert to the Pledgor.  At the request and sole expense of the Pledgor following any such termination, the Revolving Credit Collateral Agent shall deliver to the Pledgor any Pledged Collateral held by the Revolving Credit Collateral Agent hereunder, and the Revolving Credit Collateral Agent and the Administrative Agent shall execute and deliver to the Pledgor such documents (including without limitation UCC termination statements) as the Pledgor shall reasonably request to evidence such termination.

(b)                                 In connection with any sale or other disposition of all of the Capital Stock of the Pledgor (other than to the Parent Borrower or a Restricted Subsidiary) permitted under the Revolving Credit Agreement, the Revolving Credit Collateral Agent shall, upon receipt from the Parent Borrower of a written request for the release of the Pledged Collateral subject to such sale or other disposition, identifying the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Parent Borrower stating that such transaction is in compliance with the Revolving Credit Agreement and the other Loan Documents, deliver to the Parent Borrower or the Pledgor any of the Pledged Collateral held by the Revolving Credit Collateral Agent hereunder and the Revolving Credit Collateral Agent and the Administrative Agent shall execute and deliver to the Pledgor (at the sole cost and expense of the Pledgor) all releases or other documents (including without limitation UCC termination statements) necessary or reasonably desirable for the release of the Liens created hereby on the Pledged Collateral, as applicable, as the Pledgor may reasonably request.

(c)                                  Upon the designation of the Pledgor as an Unrestricted Subsidiary in accordance with the provisions of the Revolving Credit Agreement, the Lien pursuant to this Agreement on all Pledged Collateral of the Pledgor shall be automatically released, and all obligations of the Pledgor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party and the Revolving Credit Collateral Agent shall, upon the request of the Parent Borrower, deliver to the Pledgor any Pledged Collateral held by the Revolving Credit Collateral Agent hereunder and the Revolving Credit Collateral Agent and the Administrative Agent shall execute and deliver the Pledgor (at the sole cost and expense of the Pledgor) all releases or other documents (including without limitation UCC termination statements) necessary or reasonably desirable for the release of the Liens created hereby on the Pledged Collateral as the Pledgor may reasonably request.

(d)                                 If at any time any Agent or any other Secured Party is paid, or collects or receives, at any time (upon the exercise of remedies or otherwise) an amount that exceeds, when aggregated with all other amounts paid, paid over to or collected or otherwise received by any Agent or any Secured Creditor at any time (upon the exercise of remedies or otherwise) pursuant to or in connection with this Agreement, any other Restricted Assets Collateral Document or the Pledged Collateral, the Maximum Aggregate Secured Amount, all Pledged Collateral shall be automatically released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Revolving Credit Collateral Agent and the Pledgor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Pledged Collateral shall revert to the Pledgor, provided that (i) the foregoing release and termination shall not occur if the Existing Indenture ceases to be in full force and effect as a result of the satisfaction and discharge thereof in accordance with its terms and (ii) the foregoing release and termination shall not occur if the Pledgor shall have granted a Lien to any Person on the Pledged Collateral resulting in the Existing Notes being equally and ratably secured by the Pledged Collateral pursuant to Section 5.03 of the Existing Notes Indenture, for so long as the Existing Notes are so equally and ratably secured.  At the request and sole expense of the Pledgor following any such termination, the Revolving Credit Collateral Agent shall deliver to the Pledgor any Pledged Collateral held by the Revolving Credit Collateral Agent hereunder, and the Revolving Credit Collateral Agent and the Administrative Agent shall execute and deliver to the Pledgor such documents (including without limitation UCC termination statements or amendments to financing statements in form and substance reasonably satisfactory to the Pledgor) as the Pledgor shall reasonably request to evidence such termination.

9.17                   Judgment

(a)                                  If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Revolving Credit Collateral Agent could purchase the first currency with such other currency on the Business Day preceding the day on which final judgment is given.

[Remainder of page left blank intentionally; Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first written above.

SERVICEMASTER CONSUMER SERVICES
LIMITED PARTNERSHIP

By:	SERVICEMASTER CONSUMER SERVICES,
INC., its general partner

By:	/s/ Ernest J. Mrozek
	Name:	Ernest J. Mrozek
	Title:	President & Chief Operating
Officer

By:	/s/ Eric Zarnikow
	Name:	Eric Zarnikow
	Title:	Treasurer

THE SERVICEMASTER COMPANY

By:	/s/ Ernest J. Mrozek
	Name:	Ernest J. Mrozek
	Title:	Chief Financial Officer

By:	/s/ Eric Zarnikow
	Name:	Eric Zarnikow
	Title:	Senior Vice President & Treasurer

Acknowledged and Agreed to as of

the date hereof by:

CITIBANK, N.A.,
as Administrative Agent and Collateral Agent

By:	/s/ Edward T. Crook
Name: Edward T. Crook
Title: Managing Director

2